Exhibit 3.2

BYLAWS

OF

CHINA DONGFANG HEALTHCARE GROUP INC.

These Bylaws are adopted by this Corporation and are supplemental to Chapter 78 of the Nevada Revised Statutes (“NRS”), as the same shall from time to time be in effect.

ARTICLE I.  NAME AND SEAL.

Section 101.                                Name.  The name of the Corporation is China Dongfang Healthcare Group Inc.

Section 102.                                State of Incorporation.  The Corporation has been incorporated under the laws of the State of Nevada.

Section 103.                                Seal.  The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal”, and the name of the State of Incorporation.  The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II.  REGISTERED AND PRINCIPAL OFFICES

Section 201.                                Registered Office.  The registered office of the Corporation in the State of Incorporation shall be located at such place, within the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 202.                                Offices.  The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III.  MEETINGS OF STOCKHOLDERS.

Section 301.                                Call of Meetings; Location.  All meetings of the stockholders shall be called by the Board of Directors or the President of the Corporation.  All meetings of the stockholders shall be held at such place or places, within or without the State of Nevada, as shall be determined by the Board of Directors from time to time.

Section 302.                                Annual Meetings.  The annual meeting of the stockholders shall be held for the election of directors and to transact such other business as may properly come before the meeting.  Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

Section 303.                                Special Meetings.  Special meetings of the stockholders may be called at any time by the Board of Directors or the President of the Corporation.

Section 304.                                Conduct of Stockholders’ Meetings.  Subject to Section 803 hereof, the President shall preside at all stockholders’ meetings, or, in his or her absence, the Chairman of the Board of Directors, or, in the absence of the Chairman of the Board of Directors, any Vice President.  The officer presiding over the stockholders’ meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.  The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

ARTICLE IV.  DIRECTORS AND BOARD MEETINGS.

Section 401.                                Management by Board of Directors.  The business and affairs of the Corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts  and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 402.                                Nomination for Directors.  Written nominations for directors to be elected at an annual meeting of stockholders, other than nominations submitted by or on behalf of the Corporation or the incumbent Board of Directors, must be submitted to the Secretary of the Corporation not later than the close of business on the fifth business day immediately preceding the date of the meeting.  All late nominations shall be rejected.

Section 403.                                Number of Directors.  The Board of Directors shall initially consist of one (1) person.  The number of directors of the Corporation may from time to time be increased or decreased by a resolution of the Board of Directors fixing the number of directors without any amendment to the Articles of Incorporation or these Bylaws.  The directors shall be elected by the stockholders at the annual meeting of stockholders to serve until the next annual meeting of stockholders.  Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier death, resignation or removal.

Section 404.                                Resignations.  Any director may resign at any time.  Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.  Such resignation shall be delivered to the Secretary of the Corporation and shall be effective at the date and time specified therein, or, if no such date and time shall be specified, immediately upon receipt by the Secretary.

Section 405.                                Compensation of Directors.  No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his services in attending meetings of the Board.

Section 406.                                Regular Meetings.  Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board of Directors shall from time to time designate.  The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of stockholders at which the directors are elected.  Notice of regular meetings of the Board of Directors need not be given.

Section 407.                                Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called whenever one or more members of the Board so request in writing.  Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting; provided, however, if any special meeting of the Board of Directors may suffer from lack of proper notice or of consent thereto, then, if a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

Section 408.                                Reports and Records.  The reports of officers and committees shall be filed with the Secretary of the Board.  The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.  When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 409.                                Executive Committee.  The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any one or more directors.  The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee.

Section 410.                                Absence or Disqualification of Committee Members.  In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, unless the Board of Directors has designated one or more directors as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee.

Section 411.                                Chairman of the Board.  The directors may choose a Chairman of the Board who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE V.  OFFICERS.

Section 501.                                Officers.  The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers or assistant officers as the Board of Directors may from time to time deem advisable.  Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time.  Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine, except that the President may appoint one or more of the assistant officers described in Section 506 hereof.  Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of stockholders and until his successor shall have been elected and shall qualify, except in the event of his earlier death, resignation or removal.

Section 502.                                President.  The President shall be the Chief Executive Officer and shall have general supervision of all of the departments and business of the Corporation.  The President shall prescribe the duties of the other officers and employees and see to the proper performance thereof.  The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect.  As authorized by the Board of Directors, the President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.  The President shall perform such other duties as may be prescribed by the Board of Directors.

Section 503.                                Vice Presidents.  The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors or the President.  Subject to the provisions of this Section, the Vice Presidents in order of their seniority shall perform the duties and have the powers of the President in the event of his absence or disability.

Section 504.                                Treasurer.  The Treasurer shall act under the direction of the President.  Subject to the direction of the President, he/she shall have custody of the Corporation funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, taking appropriate vouchers for such disbursements, and shall on request render to the President and the Board of Directors, at its meetings, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 505.                                Secretary.  The Secretary shall act under the direction of the President.  Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.  The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the President or the Board of Directors, cause it to be affixed to any instruments requiring it.

Section 506.                                Assistant Officers.  Any assistant officers elected by the Board of Directors or the President shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant.  Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer’s absence or disability.

Section 507.                                Compensation.  Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, except the President and any Vice President, shall be fixed by the Executive Committee of the Board and, in the absence of an Executive Committee, by the President.  The compensation of the President and any Vice President shall be determined by a Compensation Committee, or, in the absence of such a committee, by the full Board of Directors.

Section 508.                                General Powers.  The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE VI.  PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

Section 601.                                Personal Liabilities of Directors and Officers.  To the fullest extent permitted by NRS Section 78.138(7) as the same exists or may hereafter be amended, a director or officer shall not be liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in the director’s or officer’s capacity as such unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of a fiduciary duty as a director or officer and (b) such breach involved intentional misconduct, fraud or a knowing violation of law.  Except as provided under specific statute, no stockholder, director or officer shall be individually liable for a debt or liability of the Corporation, unless the stockholder, director or officer acts as the alter ego of the Corporation, as such is defined in NRS Section 78.747(2).

Section 602.                                Indemnification Other Than in Actions By or in the Right of the Corporation.  The Corporation shall hereby indemnify any director or officer of the Corporation, and may indemnify any employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except by an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if the person is not liable pursuant to NRS Section 78.138 or he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS Section 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 603.                                Indemnification in Actions By or in the Right of the Corporation.  The Corporation shall hereby indemnify any director or officer of the Corporation, and may indemnify any employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the actions or suit if he or she is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 604.                                Mandatory Indemnification.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 602 and 603 of these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 605.                                Prerequisites for Certain Indemnification.  Any indemnification under Sections 602 and 603, unless ordered by a court or advanced pursuant to Section 606 below, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)           By the stockholders;

(b)           By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)           If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)           If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 606.                                Advancement of Expenses.  The expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  The provisions of this Section 606 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 607.                                Indemnification Not Exclusive; Former Directors, Officers, Etc.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI:

(a)           does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 603 above or for the advancement of expenses made pursuant to Section 606 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(b)           continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 608.                                Insurance.  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.  The other financial arrangements made by the Corporation may include the following:

(a)           The creation of a trust fund.

(b)           The establishment of a program of self-insurance.

(c)           The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d)           The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this Section 608 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Section 609.                                Optional Indemnification.  The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article VI.

ARTICLE VII.  SHARES OF CAPITAL STOCK.

Section 701.                                Authority to Sign Share Certificates.  Every share certificate shall be signed by the President or one of the Vice Presidents, if any, and by the Secretary or one of the Assistant Secretaries or such other officers as may be authorized by the Board of Directors.

Section 702.                                Lost or Destroyed Certificates.  Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said stockholder shall have:  (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President or the Secretary; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VIII.  GENERAL.

Section 801.                                Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 802.                                Signing Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

Section 803.                                Designation of Presiding and Recording Officers.  The directors or stockholders, at any meeting of directors or stockholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or stockholder, to preside over or record the proceedings of such meeting.

Section 804.                                Record Date. The Board of Directors may fix any time whatsoever prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, or for any other purpose, as a record date for the determination of the stockholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, except that in the case of a meeting of stockholders (other than an adjourned meeting) such record date may not be less than 10 days or more than 60 days prior to the date of the meeting of stockholders.

Section 805.                                Text of Proposed Resolution in Written Notice.  Whenever the language of a proposed resolution is included in a written notice to stockholders, the stockholders’ meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to stockholders not present in person or by proxy.

Section 806.                                Absentee Participation in Meetings. One or more directors or stockholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the stockholders, by means of a conference, telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 807.                                Emergency Bylaws. In the event of any emergency resulting from warlike damage or any nuclear or atomic disaster or other emergency determined to exist by the Board of Directors or the President of the Corporation, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

(a)           A special meeting of the Board of Directors may be called by any officer or director upon one hour’s notice, and

(b)           The director or directors in attendance at the meeting shall constitute a quorum.

Section 808.                                Severability.  If any provision of these bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these bylaws and such other provisions shall continue in full force and effect.

ARTICLE IX.  AMENDMENT OR REPEAL.

Section 901.                                Amendment or Repeal by Stockholders. These Bylaws may be amended or repealed, in whole or in part, by a vote of two-thirds of all of the shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the stockholders duly convened after notice to the stockholders of that purpose.

Section 902.                                Amendment or Repeal by the Board of Directors.  These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened.

Section 903.                                Recording Amendments and Repeals.  The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the stockholders or the Board of Directors.

ARTICLE X.  ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

Section 1001.                                Adoption and Effective Date.  These Bylaws have been adopted as the Bylaws of the Corporation as of the 29th day of September, 2009, and shall be effective as of said date.

Section 1002.                                Amendments or Repeals.

Section Involved	Date Amended or Repealed	Adopted By